Exhibit 99.1

RENTECH, INC.

For Immediate Release

March 8, 2005

Rentech, Inc. Announces the Sale of its Wholly Owned Subsidiary OKON, Inc.

Denver, Colorado-Rentech, Inc. (AMEX:RTK) today announced that it has finalized an agreement and has sold 100% of the outstanding capital stock of OKON, Inc. (OKON). The purchasing entity is Zinsser Co., Inc., a wholly owned subsidiary of RPM International Inc., one of the largest manufacturers and distributors of paints, coatings, and construction chemical products in the United States. The sales price of the transaction is $2 million and effective immediately. The sale includes all underlying assets and intellectual properties of OKON.

Addressing the sale of OKON, Dennis Yakobson, Rentech Chairman and C.E.O. stated: “The sale of OKON signals a change in the overall Rentech business plan from owning and managing cash flowing businesses that were in support of, but unrelated to the Company’s core GTL technology business, to focusing all of Rentech management’s time and Company resources on GTL projects and technology.”

Claude Corkadel, Vice President of Strategic Programs for Rentech, Inc., who is responsible for subsidiary operations stated: “My experience with the staff at OKON has been very professional and reflected the quality of the company and its excellent industry reputation. We are very thankful to Frank Livingston, president of OKON, and its employees, for their years of service and loyalty to the Rentech family.”

About OKON, Inc.

OKON, Inc., located in Denver, Colorado, is a pioneer in the advancement of environmentally friendly, water-based sealer technology for concrete, masonry and wood. OKON products are manufactured for distribution across the United States and into Canada, Mexico and many other areas around the world.

About Rentech, Inc.

Rentech, Inc., a Denver, Colorado corporation, incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials, including coal, into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

1331 17th Street, Suite 720, Denver, Colorado 80202 • 303/298-8008 • FAX 303/298-8010

Safe Harbor Statement

Certain information included in this report contains and other reports or materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include indemnification by us against potential environmental liabilities, if any, arising from our manufacture of OKON’s water based paints and sealers, collection of the royalty on future sales, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com, or see the Company’s web site at: www.rentechinc.com

1331 17th Street, Suite 720, Denver, Colorado 80202 • 303/298-8008 • FAX 303/298-8010